Exhibit 99.1

Papa John’s Appoints Michael Dubin and Jocelyn Mangan to Board of Directors

New Independent Directors Bring Strong Records Growing Innovative Consumer Brands and Restaurant Related Companies as well as Substantial Marketing, Technology and Operations Expertise

LOUISVILLE, Ky.--(BUSINESS WIRE)--March 14, 2019--Papa John’s International, Inc. (NASDAQ: PZZA) today announced that Michael Dubin, CEO and Founder of Dollar Shave Club, and Jocelyn Mangan, CEO and Founder of Him For Her and a former executive at Snagajob and OpenTable, have been appointed to the Company’s Board of Directors as new independent directors.

“We are pleased to welcome Michael and Jocelyn to the Papa John’s Board,” said Jeff Smith, Chairman of the Papa John’s Board of Directors. “Michael has a strong record of building innovative consumer brands and deep marketing and business operations expertise. Through her executive roles at Snagajob and OpenTable, and as a member of the ChowNow Board, Jocelyn has substantial technology and product strategy experience, including developing mobile apps and leading software products for consumer, restaurant and marketplace companies. We expect their skills and insights to contribute to the positive actions we have underway to capitalize on Papa John’s ‘BETTER INGREDIENTS. BETTER PIZZA.’ market position.”

Mr. Dubin said, “I am honored to join the Papa John’s Board and look forward to working closely with my fellow directors and the Papa John’s team to realize the full potential of the Company’s brand and differentiated market position.”

Ms. Mangan said, “Papa John’s was the first company in its category to launch many technology initiatives, including online ordering across all of its restaurants nationwide. I am excited to contribute as a director to the ongoing strategy and product development that will enable Papa John’s technology leadership well into the future.”

About Michael Dubin

Michael Dubin currently serves as CEO of Dollar Shave Club, a role held since 2011. Dollar Shave Club was acquired by Unilever in 2016. Prior to founding Dollar Shave Club, Mr. Dubin built a career spanning marketing, advertising, media and digital commerce, holding positions at NBC, MSNBC, Time Inc. and two advertising agencies. Mr. Dubin also currently serves on the Board of Stance Socks, a privately held company, as well as two non-profit organizations.

In 2016, Mr. Dubin received Ernst & Young’s Entrepreneur of the Year in Greater Los Angeles award and, in 2015, he was named to Fortune’s 40 Under 40 list. He graduated from Emory University.

About Jocelyn Mangan

Jocelyn Mangan is the CEO and Founder of Him For Her, a social enterprise whose aim is to change for-profit boards of directors to include the world’s most talented women. Previously, she held various executive positions at Snagajob, including serving as Chief Operating Officer and prior to that, as Chief Product and Marketing Officer. Earlier, Ms. Mangan was Senior Vice President Product at OpenTable.

Ms. Mangan currently serves on the Board of Directors of ChowNow, an online food ordering system and marketing platform.

Ms. Mangan was honored as a member of the 2016 class of Henry Crown Fellows and the Aspen Global Leadership Network at the Aspen Institute. She was named to Fast Company’s 2015 list of “100 Most Creative People in Business” and to Business Insider’s 2014 list of the “32 Most Powerful Women in Mobile Advertising." She graduated from Vanderbilt University.

About Papa John’s

Headquartered in Louisville, Kentucky, Papa John's International, Inc. (NASDAQ: PZZA) is the world’s third-largest pizza delivery company. In 2018, consumers rated Papa John’s No. 1 in product and service quality among national pizza chains in the American Customer Satisfaction Index (ACSI). For 17 of the past 19 years, consumers have rated Papa John's No. 1 in customer satisfaction among national pizza chains in the American Customer Satisfaction Index (ACSI). For more information about the Company or to order pizza online, visit Papa John’s at www.papajohns.com.

Forward-Looking Statements

Certain matters discussed in this press release and other company communications constitute forward-looking statements within the meaning of the federal securities laws. Generally, the use of words such as “expect,” “intend,” “estimate,” “believe,” “anticipate,” “will,” “forecast,” “plan,” “project,” or similar words identify forward-looking statements that we intend to be included within the safe harbor protections provided by the federal securities laws. Such forward-looking statements may relate to projections or guidance concerning: business performance; revenue; earnings; cash flow; investments in certain growth initiatives, advertising, marketing and promotional activity, rebranding efforts, and technological investments; capital allocation; consumer sentiment; profit margins; unit growth; unit level performance; capital expenditures; corporate governance; board composition, performance and strategy; shareholder and other stakeholder engagement and support; strategic decisions and actions; and related initiatives and actions. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control. Therefore, actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements. The risks, uncertainties and assumptions that are involved in our forward-looking statements include, but are not limited to those in our risk factors discussed in detail in “Part I. Item 1A. — Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 30 2018. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise, except as required by law.

CONTACT:
Investors:
Joe Smith, 502-261-7272
Chief Financial Officer
Joe_Smith@papajohns.com
Media:
Madeline Chadwick, 502-261-4189
VP, Communications
Madeline_Chadwick@papajohns.com